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                                                                 EXHIBIT 23.1(d)




                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 11, 1996, with respect to the combined financial statements of ALBA Group included in the Registration Statement and related Prospectus of Chicago Miniature Lamp, Inc. for the registration of 4,255,000 shares of its common stock.



                                                Schitag Ernst & Young
                                                Deutsche Allgemeine Treuhand AG


Stuttgart
October 2, 1996